Exhibit 2.3

Document must be filed electronically. Paper documents will not be accepted. Document processing fee Fees & forms/cover sheets are subject to change. To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business.	$100.00	Colorado Secretary of State Date and Time: 06/17/2010 01:26 PM ID Number: 19871767895 Document number: 20101346080 Amount Paid: $100.00

ABOVE SPACE FOR OFFICE USE ONLY

Statement Curing Delinquency
filed pursuant to §7-90-904 of the Colorado Revised Statutes (C.R.S)

1.	For the delinquent entity, its ID number, entity name and jurisdiction of formation are

ID number	19871767895
(Colorado Secretary of State ID number)

Entity name	Carlyle Gaming & Entertainment Ltd.

Jurisdiction where formed	Colorado

2.	By providing the information required herein, this statement corrects all grounds for delinquency cited by the secretary of state.

3.	The registered agent name and registered agent address of the registered agent are

Name
(if an individual)
	(Last)	(First)	(Middle)	(Suffix)
OR

(if an entity)	Carlyle Gaming & Entertainment Ltd
(Caution: Do not provide both an individual and an entity name).

The person appointed as registered agent above has consented to being so appointed.

Street address	501 fifth ave
(Street number and name)

	new yorl	CO	10017
	(City)	(State)	(Zip Code)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

CO
	(City)	(State)	(Zip Code)

(If the following statement applies, adopt the statement by marking the box.)
[ ]	The mailing address in the records of the Secretary of State is no longer different than the street address and is no longer required.

4.	The principal office address of the entity’s principal office is

Street address	501 Fifth Ave
(Street number and name)
Suite 300
	New York	NY	10017
	(City)	(State)	(Postal/Zip Code)
United States
	(Province – if applicable)	(Country – if not US)
Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(Postal/Zip Code)
United States
	(Province – if applicable)	(Country – if not US)
(If the following statement applies, adopt the statement by marking the box.)
[ ]	The mailing address in the records of the Secretary of State is no longer different than the street address and is no longer required.

5.	(If the following statement applies, adopt the statement by marking the box and include an attachment.)
	[ ]	This document contains additional information as provided by law.

6.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
The delayed effective date and, if applicable, time of this document is/are
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

7.	The true name and mailing address of the individual causing the document to be delivered for filing are

masselli	sandy	john	Jr.
(Last)	(First)	(Middle)	(Suffix)
501 Fifth Ave
(Street number and name or Post Office Box information)
new york	NY	10017
(City)	(State)	(Postal/Zip Code)

(Province – if applicable)	(Country – if not US)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)
[ ]	This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).